News Release NYSE: MYE
Contact(s): Donald A. Merril, Vice President & Chief Financial Officer, (330) 253-5592

Max Barton, Director, Corporate Communications & Investor Relations, (330) 761-6106

Myers Industries to Consolidate Production Three Plants to Close as Part of Strategy to Enhance Operational Efficiency

FOR IMMEDIATE RELEASE: June 1, 2007, Akron, Ohio-- Myers Industries, Inc. (NYSE: MYE) Today announced that its Board of Directors has approved a plan to consolidate production facilities in the Company's Lawn and Garden and North American Material Handling Segments. This consolidation is part of the Company's previously discussed operating strategy and assessment of resources to balance capacity, which will further strengthen competitiveness in strategic markets.

The consolidation impacts three facilities in total, consisting of the following:

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The Company will close two facilities in the Lawn and Garden Segment, including the Kord products plants in Brampton, Ontario, and Lugoff, South Carolina. These facilities, which were part of the Company's acquisition of ITML Horticultural Products in January 2007, produce nursery containers, specialty retail horticultural products, and custom plastic products. The plants employ approximately 170 and 72 people, respectively, and are expected to close by the end of 2007.

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The Company will close one facility in the North American Material Handling Segment in Dawson Springs, Kentucky. This injection-molding plant produces plastic reusable hand-held containers. The plant employs approximately 95 people and is expected to close by the end of 2007.

Production from the facilities will be transferred to other Myers Industries operations in North America. The Company anticipates that it will make severance and outplacement support available to affected employees.

President and Chief Executive Officer John C. Orr said, "The decision to close any facility is extremely difficult. But to remain competitive and position the business for the future, it is absolutely critical that we further consolidate work across our facilities to fully utilize our high-speed molding capacity, reduce operating costs and achieve greater efficiency gains."

Myers Industries expects to incur total costs of approximately $8.4 million before tax in connection with the consolidation actions announced today.

As part of its "Strategic Business Evolution" plan, the Company will continue to evaluate its four, core business segments to ensure competitive positioning and value generation for all stakeholders.
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Management remains focused on identifying and executing both internal and external initiatives that will drive sustainable, profitable growth.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest wholesale distributor of tools, equipment, and supplies for the tire, wheel, and undervehicle service industry in the U.S. The Company reported record net sales from continuing operations of $780.0 million in 2006. Visit www.myersind.com to learn more.

Caution on Forward-Looking Statements: Statements in this release may include "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed "forward-looking." Words such as "expect," "believe," "project," "plan," "anticipate," "intend," "objective," "goal," "view," and similar expressions identify forward-looking statements. These statements are based on management's current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company's control, that could cause actual results to materially differ from those expressed or implied. Factors include, but are not limited to: changes in the markets for the Company's business segments; changes in trends and demands in the industries in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; the Company's ability to integrate acquisitions over time; the Company's ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company's 10-K and other reports filed with the Securities and Exchange Commission. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein, which speak only as of the date made.

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